SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 14, 2003

Exact name of registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and registrants' telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200

State or Other Jurisdiction of Incorporation: Idaho

None
Former name or former address, if changed since last report.

IDACORP, Inc.
IDAHO POWER COMPANY
Form 8-K

Item 5. Other Events And Regulation FD Disclosure.

Two IDACORP companies will submit a joint response to a U.S. Commodity Futures Trading Commission (CFTC) January 14, 2003 request for documents related to certain wholesale energy transactions and information supplied to energy industry publications.  This request applies to both Idaho Power Company and IDACORP Energy and was issued pursuant to the CFTC's October 2002 subpoena that the companies have previously disclosed.

In October 2002, the companies received a subpoena from the CFTC regarding "round trip" or "wash" trades.  The CFTC said at the time it would hold in abeyance all items requested, except for the records relating to three specific transactions between IDACORP Energy and a third party. Idaho Power and IDACORP Energy provided this information in October 2002.

The companies received a request from the Federal Energy Regulatory Commission (FERC) in May of 2002 related to, among other matters, "round trip" or "wash trades" and, following document review, filed a response denying that they engaged in such transactions.  The FERC request and the companies' response have also been previously reported.

The companies will state in their response to the CFTC that they again deny engaging in any "round trip" or "wash trade" transactions, and they believe the only information provided to energy industry publications was actual transaction data.

As a result of the California energy crisis, many investigations have been undertaken by various governmental authorities into energy trading activities.  Similar CFTC subpoenas and information requests have been made to a number of other companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated: January 24, 2003

IDACORP, Inc.

By:/s/Darrel T. Anderson
Darrel T. Anderson
Vice President, Chief Financial
Officer and Treasurer

IDAHO POWER COMPANY

By:/s/Darrel T. Anderson
Darrel T. Anderson
Vice President, Chief Financial
Officer and Treasurer